SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) July 28, 2010

WORLD WIDE RELICS, INC.

(Exact name or registrant as specified in its charter)

Nevada	333-159028	20-2208821
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

20955 Pathfinder Road, Suite 100
Diamond Bar, California 91765

 (Address of Principal Executive Offices, Including Zip Code)

(909) 843-6388

 (Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Entry into Merger Agreement

World Wide Relics, Inc., (“WWR”) on July 28, 2010, announced that it has entered into a Merger Agreement (the “Merger Agreement”) with China PharmaHub Corp., a Nevada corporation (“PharmaHub”).  Pursuant to the Merger Agreement, PharmaHub, which closed upon its purchase of 77.18% of WWR’s issued and outstanding stock on June 21, 2010, as disclosed in a Form 8-K filed with the United States Securities and Exchange Commission on June 21, 2010, shall merge with and into WWR (the “Merger”). As a result of the Merger, the separate corporate existence of PharmaHub shall cease and WWR shall continue as the surviving corporation (the “Surviving Corporation”).  On the date of the closing of the Merger (the “Closing Date”) all of the property, rights, privileges, powers and franchises of PharmaHub shall vest in the Surviving Corporation, and all debts, liabilities and duties of PharmaHub shall become the debts, liabilities and duties of the Surviving Corporation.  Effective upon the Closing Date, the Board of Directors of PharmaHub shall appoint the directors to serve as the directors of the Surviving Corporation and the Board of Directors of the Surviving Corporation shall appoint the officers to serve as the officers of the Surviving Corporation.

Each of the Boards of Directors of PharmaHub and WWR have determined that the Merger, upon the terms and conditions set forth in the Merger Agreement, is in the best interests of PharmaHub, WWR and their respective stockholders.

The Merger Agreement contains customary representations, warranties and covenants of the parties. On the Closing Date, each of the issued and outstanding shares of common stock of PharmaHub shall be automatically converted into one (1) share of common stock of WWR and an additional 1,478,559 issued and outstanding shares of common stock of WWR shall be issued to replace an equal number of shares of common stock of PharmaHub which are being held in escrow as of the date of the Merger Agreement with respect to certain services agreements

The consummation of the Merger is subject to the approval of the shareholders of PharmaHub and WWR, of which PharmaHub is the majority shareholder.  In addition, each party’s obligation to close the Merger is also subject to the continued (i) accuracy of the representations and warranties made; (ii) compliance with the covenants agreed to by the other party to the Merger Agreement, in each case, as set forth in the Merger Agreement; (iii) compliance by each party with all applicable federal, state and local statutory requirements and (iv) absence of any legal restraints to consummation.

Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit 2.1	Merger Agreement dated July 28, 2010
Exhibit 99.1	Press Release dated July 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WIDE RELICS, INC. (Registrant)

Dated: July 30, 2010	By:	/s/ Richard Lui
Richard Lui
Title: President and CEO